Exhibit 99.2

SUPPLEMENTAL REPORTING PACKAGE

FIRST QUARTER 2018

DCT

INDUSTRIAL

Table of Contents

Consolidated Statements of Operations	3
Consolidated Balance Sheets	4
Funds From Operations	5
Selected Financial Data	6
Same-Store Portfolio Analysis	7
Consolidated Leasing Activity	8
Consolidated Lease Expirations	9
Components of Net Asset Value	10
Property Overview	11-12
Development Overview	13
Redevelopment Overview	14
Value-Add Acquisitions Overview	15
Acquisition and Disposition Summary	16
Indebtedness	17
Capitalization, Dividend Yield and Fixed Charge Coverage Ratio	18
Debt Covenants and Credit Ratings	19
Investment in Unconsolidated Joint Ventures Summary	20
Definitions	21-25

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;
•	the general level of interest rates and the availability of capital;
•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	defaults on or non-renewal of leases by tenants;
•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•	the timing of acquisitions, dispositions and development;
•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•	energy costs;
•	the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;
•	lack of or insufficient amounts of insurance;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•	the consequences of future terrorist attacks or civil unrest;
•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and
•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

First Quarter 2018 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Rental revenues	$109,423	$105,424
Institutional capital management and other fees	384	472

Total revenues	109,807	105,896

OPERATING EXPENSES:
Rental expenses	10,239	9,462
Real estate taxes	16,724	16,766
Real estate related depreciation and amortization	41,232	41,605
General and administrative	7,464	7,192
Casualty loss (gain)	5	(270)

Total operating expenses	75,664	74,755

Operating income	34,143	31,141

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,077	1,516
Gain on dispositions of real estate interests	32,190	26
Interest expense	(16,050)	(16,755)
Interest and other income (expense)	34	(5)
Impairment loss on land	(371)	—
Income tax expense and other taxes	(81)	(134)

Consolidated net income of DCT Industrial Trust Inc.	50,942	15,789
Net income attributable to noncontrolling interests	(2,119)	(830)

Net income attributable to common stockholders	48,823	14,959
Distributed and undistributed earnings allocated to participating securities	(271)	(161)

Adjusted net income attributable to common stockholders	$48,552	$14,798

NET EARNINGS PER COMMON SHARE:
Basic	$0.52	$0.16

Diluted	$0.52	$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	93,812	91,751
Diluted	93,837	91,884

First Quarter 2018 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets
(unaudited, amounts in thousands)

	March 31, 2018	December 31, 2017
ASSETS:
Operating portfolio	$4,261,599	$4,249,242
Properties under development	320,062	280,492
Properties in pre-development	60,412	51,883
Properties under redevelopment	9,838	9,481
Value-add acquisitions	77,246	68,673
Land held	3,656	4,026

Total investment in properties	4,732,813	4,663,797
Less accumulated depreciation and amortization	(947,731)	(919,186)

Net investment in properties	3,785,082	3,744,611
Investments in and advances to unconsolidated joint ventures	73,691	72,231

Net investment in real estate	3,858,773	3,816,842
Cash and cash equivalents	12,371	10,522
Restricted cash	68,613	14,768
Straight-line rent and other receivables, net	81,980	80,119
Other assets, net	30,958	25,740
Assets held for sale	3,146	62,681

Total assets	$4,055,841	$4,010,672

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$95,020	$115,150
Distributions payable	35,182	35,070
Tenant prepaids and security deposits	37,174	34,946
Other liabilities	36,511	34,172
Intangible lease liabilities, net	17,915	18,482
Line of credit	264,000	234,000
Senior unsecured notes	1,328,576	1,328,225
Mortgage notes	158,350	160,129
Liabilities related to assets held for sale	91	1,035

Total liabilities	1,972,819	1,961,209

Total stockholders’ equity	1,987,459	1,951,561
Noncontrolling interests	95,563	97,902

Total liabilities and equity	$4,055,841	$4,010,672

First Quarter 2018 Supplemental Reporting Package	Page 4

Funds From Operations (FFO)
(unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$48,823	$14,959
Adjustments:
Real estate related depreciation and amortization	41,232	41,605
Equity in earnings of unconsolidated joint ventures, net	(1,077)	(1,516)
Equity in FFO of unconsolidated joint ventures(1)	2,751	3,238
Gain on dispositions of real estate interests	(32,190)	(26)
Loss on dispositions of non-depreciable real estate	(3)	—
Noncontrolling interests in the above adjustments	(543)	(1,835)
FFO attributable to unitholders	2,091	2,254

FFO attributable to common stockholders and unitholders – basic and diluted(2)	61,084	58,679

Adjustments:
Impairment loss on land	371	—
Acquisition costs	—	13
Hedge ineffectiveness (non-cash)(3)	—	30

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,455	$58,722

FFO per common share and unit – basic	$0.63	$0.61

FFO per common share and unit – diluted	$0.63	$0.61

FFO, as adjusted, per common share and unit – basic	$0.63	$0.61

FFO, as adjusted, per common share and unit – diluted	$0.63	$0.61

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	93,812	91,751
Participating securities	506	466
Units	3,323	3,665

FFO weighted average common shares, participating securities and units outstanding – basic	97,641	95,882
Dilutive common stock equivalents	25	133

FFO weighted average common shares, participating securities and units outstanding – diluted	97,666	96,015

Reconciliation of net operating income (NOI) to FFO:
NOI(4)(5)	$82,460	$79,196
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,751	3,238
Institutional capital management and other fees	384	472
Loss on dispositions of non-depreciable real estate	(3)	—
Casualty loss (gain)	(5)	270
General and administrative expense	(7,464)	(7,192)
Impairment loss on land	(371)	—
Interest expense	(20,203)	(19,440)
Capitalized interest expense	4,153	2,685
Interest and other income (expense)	34	(5)
Income tax expense and other taxes	(81)	(134)
FFO attributable to noncontrolling interests	(571)	(411)

FFO attributable to common stockholders and unitholders – basic and diluted(2)	61,084	58,679

Adjustments:
Acquisition costs	—	13
Impairment loss on land	371	—
Hedge ineffectiveness (non-cash)	—	30

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,455	$58,722

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.
(2)	FFO as defined by the National Association of Real Estate Investment Trusts (Nareit).
(3)	Effective as of January 1, 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.
(4)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.
(5)	Includes FFO from assets held for sale.

First Quarter 2018 Supplemental Reporting Package	Page 5

Selected Financial Data
(unaudited, amounts in thousands)

	For the Three Months Ended March 31,
	2018	2017
NOI:
Rental revenues	$109,423		$105,424
Rental expenses and real estate taxes	(26,963)		(26,228)

NOI(1)	$82,460		$79,196

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	66,105		66,225
Average occupancy	94.1%		94.9%
Occupancy as of period end	94.1%		95.2%

CONSOLIDATED OPERATING PORTFOLIO:(2)
Square feet as of period end	63,316		64,003
Average occupancy	97.7%		97.2%
Occupancy as of period end	97.7%		97.5%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$75,473		$74,469
Straight-line rents – increase (decrease) to revenue, net of related bad debt expense	$1,632		$3,398
Free rent	$2,205		$3,531
Revenue from lease terminations	$343		$501
Bad debt expense, excluding expense related to straight-line rent receivable	$(2)		$113
Net amortization of (above)/below market rents – increase to revenue	$740		$732
Scheduled principal amortization	$1,694		$1,614
Capitalized interest	$4,153		$2,685
Non-cash interest expense	$1,532		$1,269
Stock-based compensation amortization	$1,569		$1,426
Capitalized indirect leasing costs(3)	$780	$	N/A
NOI for properties sold during current quarter	$254		N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$57,733		$29,704
Redevelopment	415		2,909
Due diligence	1,470		474
Casualty expenditures	336		24
Building and land improvements	2,184		892
Tenant improvements and leasing costs(3)	9,668		9,727

Total capital expenditures	$71,806		$43,730

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.
(2)	Includes assets held for sale.
(3)	Capitalized indirect leasing costs are included in “Tenant improvements and leasing costs.”

First Quarter 2018 Supplemental Reporting Package	Page 6

Same-Store Portfolio Analysis
(unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended March 31,
Quarterly Same-Store Portfolio Analysis (Straight-Line Basis)(1)	2018	2017	Percentage Change
Number of properties	378	378
Square feet as of period end	60,076	60,076
Average occupancy	97.8%	97.2%	0.6%
Occupancy as of period end	97.8%	97.4%	0.4%

Rental revenues	$101,524	$99,017	2.5%
Less: revenue from lease terminations	(263)	(502)
Add: early termination straight-line rent adjustment	49	17

Rental revenues, excluding revenue from lease terminations	101,310	98,532	2.8%
Rental expenses and real estate taxes	(25,066)	(24,438)	2.6%

NOI, excluding revenue from lease terminations(2)	$76,244	$74,094	2.9%

Quarterly Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$100,186	$95,303	5.1%
Less: revenue from lease terminations	(263)	(502)
Add: early termination straight-line rent adjustment	49	17

Rental revenues, excluding revenue from lease terminations	99,972	94,818	5.4%
Rental expenses and real estate taxes	(25,066)	(24,444)	2.5%

Cash NOI, excluding revenue from lease terminations(2)	$74,906	$70,374	6.4%

(1)	Includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2017. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

First Quarter 2018 Supplemental Reporting Package	Page 7

Consolidated Leasing Activity
(unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed		Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
FIRST QUARTER 2018		(in thousands	)			(in months)	(in thousands)
New	13	658		17.4%	35.9%	56	$3,652	$5.55
Renewal	25	1,475		12.8%	34.6%	52	2,685	1.82
Developments, redevelopments and value-add acquisitions	8	412		N/A	N/A	77	N/A	N/A

Total/Weighted Average	46	2,545		14.2%	35.0%	57	$6,337	$2.97

Weighted Average Retention(4)	81.6%

FOUR QUARTERS ROLLING
New	74	3,087		12.1%	28.9%	66	$17,750	$5.75
Renewal	103	6,558		12.3%	31.8%	54	11,149	1.70
Developments, redevelopments and value-add acquisitions	25	2,262		N/A	N/A	74	N/A	N/A

Total/Weighted Average	202	11,907		12.3%	30.9%	61	$28,899	$2.99

Weighted Average Retention(4)	79.3%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.
(2)	Assumes no exercise of lease renewal options, if any.
(3)	The estimated turnover costs associated with leases signed on developments, Redevelopments and Value-Add Acquisitions are included in the total projected costs for those investments and are therefore excluded from the leasing statistics.
(4)	Excludes leases signed on developments, Redevelopments and Value-Add Acquisitions.

First Quarter 2018 Supplemental Reporting Package	Page 8

Consolidated Lease Expirations
(unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2018(2)		2019		2020
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	683	8.8%	1,070	13.8%	1,295	16.7%
Baltimore/Washington D.C.	124	6.0%	424	20.6%	109	5.3%
Chicago	499	6.4%	938	12.1%	1,027	13.2%
Cincinnati	459	14.4%	544	17.1%	476	15.0%
Dallas	153	2.5%	906	14.6%	615	9.9%
Denver	63	6.7%	409	43.6%	144	15.4%
Houston	139	3.2%	359	8.2%	780	17.8%
Indianapolis	—	0.0%	140	16.6%	106	12.6%
Miami	144	9.5%	103	6.8%	257	16.9%
Nashville	—	0.0%	550	26.7%	—	0.0%
New Jersey	152	11.6%	50	3.8%	95	7.2%
Northern California	232	5.5%	1,857	43.8%	823	19.4%
Orlando	141	7.7%	353	19.3%	286	15.6%
Pennsylvania	150	5.2%	774	26.7%	779	26.9%
Phoenix	282	14.2%	211	10.6%	220	11.1%
Seattle	37	0.9%	226	5.6%	873	21.6%
Southern California	467	5.1%	850	9.2%	758	8.2%

Total	3,725	6.0%	9,764	15.7%	8,643	13.9%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2018(2)	3,725	$18,693	5.3%
2019	9,764	46,249	13.1%
2020	8,643	46,756	13.2%
2021	11,241	64,340	18.2%
2022	8,851	50,443	14.2%
Thereafter	19,968	127,698	36.0%

Total occupied	62,192	$354,179	100.0%

Available or leased but not occupied	3,913

Total consolidated properties	66,105

(1)	Assumes no exercise of lease renewal options, if any.
(2)	Includes leases with an initial term of less than one year.
(3)	Percentage is based on consolidated occupied square feet as of March 31, 2018 in each market and in total.
(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

First Quarter 2018 Supplemental Reporting Package	Page 9

Components of Net Asset Value
(unaudited, amounts in thousands)

Cash Net Operating Income (Cash NOI)	For the Three Months Ended March 31, 2018
NOI(1)	$82,460
Less:
Revenue from lease terminations	(343)
Straight-line rents, net of related bad debt expense	(1,632)
Net amortization of above/(below) market rents	(740)

Cash NOI, excluding revenue from lease terminations(1)	79,745
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	2,952
Proportionate share of Cash NOI relating to noncontrolling interests	(646)

Cash NOI attributable to common stockholders(1)	82,051

NOI adjustments to normalize Cash NOI:
Free rent(3)	2,121
Partial quarter adjustment for stabilized properties acquired(4)	—
Partial quarter adjustment for properties disposed(5)	(191)
Partial quarter adjustment for development properties stabilized(6)	51
Partial quarter adjustment for redevelopment properties stabilized(6)	—
Partial quarter adjustment for value-add acquisitions stabilized(6)	—
Development properties not stabilized(7)	(311)
Redevelopment properties not stabilized(7)	—
Value-add acquisitions not stabilized(7)	(6)

NOI adjustments, net	1,664

Proforma Cash NOI(1)	$83,715

Other income:

Institutional capital management and other fees	$384

Balance Sheet Items(8)	As of March 31, 2018

Other assets:
Cash, cash equivalents and restricted cash	$80,984
Other receivables, net	6,528
Other tangible assets, net(9)	29,175
DCT’s proportionate share of other tangible assets related to unconsolidated joint ventures(10)	3,901
DCT’s proportionate share of pre-development costs related to unconsolidated joint ventures(10)	10,215
Development properties at book value	320,062
Properties in pre-development at book value	60,412
Redevelopment properties at book value	9,838
Value-add acquisitions at book value	77,246
Land held at book value	3,656

Other assets	$602,017

Liabilities:
Line of credit, senior unsecured notes and mortgage notes(11)	$1,749,968
DCT’s proportionate share of debt related to unconsolidated joint ventures(10)	51,711
Accounts payable, accrued expenses and distributions payable	130,223
Tenant prepaids and security deposits	37,245
Other tangible liabilities	6,617
Estimated remaining cost to complete stabilized development, redevelopment and value-add acquisition buildings	1,457

Liabilities	$1,977,221

Other information:(12)
Common shares outstanding at period end	94,075
Operating partnership units outstanding at period end	3,241

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.
(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. Although we contributed 100% of the initial cash equity capital required by the SCLA venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. Our proportional share of profits and losses related to the SCLA and JP Morgan ventures during the quarter were approximately 75.8% and 20.0%, respectively.
(3)	Excludes approximately $0.1 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.
(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.
(5)	Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter.
(6)	Reflects three months of proforma Cash NOI for development, Redevelopment and Value-Add Acquisitions properties stabilized during the quarter, less actual Cash NOI recognized during the quarter related to these properties.
(7)	Reflects actual Cash NOI recognized during the quarter for development, Redevelopment and Value-Add Acquisitions not stabilized as of the end of the quarter.
(8)	Includes assets held for sale.
(9)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $0.9 million.
(10)	Excludes $1.2 million of premiums, $6.5 million of noncontrolling interests’ share of consolidated debt and $6.7 million of deferred loan costs, net of amortization.
(11)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.
(12)	Excludes 0.5 million of participating securities.

First Quarter 2018 Supplemental Reporting Package	Page 10

Property Overview
(unaudited)

As of March 31, 2018

Markets	Number of Buildings	Square Feet		Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)		Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:(4)		(in thousands	)			(in thousands	)
Atlanta	35	7,883		11.9%	98.2%	$29,162		$3.77	9.2%
Baltimore/Washington D.C.	18	2,164		3.3%	95.2%	14,487		7.03	4.6%
Chicago	38	8,335		12.6%	93.2%	36,581		4.71	11.5%
Cincinnati	29	3,177		4.8%	100.0%	12,035		3.79	3.8%
Dallas	40	5,965		9.0%	100.0%	21,216		3.56	6.7%
Denver	7	969		1.5%	92.1%	4,695		5.26	1.5%
Houston	37	4,538		6.8%	96.4%	26,921		6.15	8.5%
Indianapolis	2	844		1.3%	100.0%	3,505		4.15	1.1%
Miami(5)	12	1,578		2.4%	96.5%	12,426		8.16	3.9%
Nashville	4	2,064		3.1%	100.0%	7,182		3.48	2.3%
New Jersey	8	1,313		2.0%	100.0%	8,190		6.24	2.6%
Northern California	27	4,301		6.5%	97.7%	27,747		6.60	8.7%
Orlando	21	1,864		2.8%	98.3%	8,704		4.75	2.7%
Pennsylvania	13	3,038		4.6%	95.4%	14,522		5.01	4.6%
Phoenix	21	1,997		2.9%	99.3%	9,127		4.60	2.9%
Seattle	31	4,089		6.1%	98.7%	24,985		6.19	7.8%
Southern California(5)	50	9,197		14.0%	99.9%	55,161		6.00	17.4%

Total/weighted average – operating portfolio	393	63,316		95.6%	97.7%	316,646		5.12	99.8%

DEVELOPMENT PROPERTIES:
Chicago	2	307		0.5%	0.0%	—		—	0.0%
Dallas	2	382		0.6%	65.7%	428		1.71	0.1%
Denver	1	168		0.3%	0.0%	—		—	0.0%
Northern California	1	796		1.2%	0.0%	—		—	0.0%

Total/weighted average – development properties	6	1,653		2.6%	15.2%	428		1.71	0.1%

REDEVELOPMENT PROPERTIES:
Orlando	1	121		0.2%	0.0%	—		—	0.0%

Total/weighted average – redevelopment properties	1	121		0.2%	0.0%	—		—	0.0%

VALUE-ADD ACQUISITIONS:
Chicago	1	788		1.2%	0.0%	—		—	0.0%
Denver	2	190		0.3%	23.3%	311		7.03	0.1%
Northern California(6)	1	37		0.1%	100.0%	—		—	—%

Total/weighted average – value-add acquisitions	4	1,015		1.6%	8.1%	311		3.78	0.1%

Total/weighted average – consolidated properties	404	66,105		100.0%	94.1%	$317,385		$5.10	100.0%

First Quarter 2018 Supplemental Reporting Package	Page 11

Property Overview
(continued)

See footnotes on next page.

As of March 31, 2018

Markets	Number of Buildings	Percentage Owned(7)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED JOINT VENTURES:(8)			(in thousands)			(in thousands)
OPERATING PORTFOLIO IN UNCONSOLIDATED JOINT VENTURE:
Southern California Logistics Airport(9)	8	50.0%	2,975	39.2%	99.9%	$11,703	$3.94	37.7%

Total/weighted average – unconsolidated operating portfolio	8	50.0%	2,975	39.2%	99.9%	11,703	3.94	37.7%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURE:
Chicago	2	20.0%	1,033	13.6%	100.0%	4,380	4.24	14.1%
Cincinnati	1	20.0%	543	7.2%	100.0%	2,191	4.03	7.1%
Dallas	1	20.0%	540	7.1%	100.0%	1,839	3.40	5.9%
Denver	5	20.0%	773	10.2%	100.0%	4,415	5.71	14.2%
Nashville	2	20.0%	1,020	13.5%	100.0%	3,131	3.07	10.1%
Orlando	2	20.0%	696	9.2%	91.4%	3,364	5.29	10.9%

Total/weighted average – co-investment operating properties	13	20.0%	4,605	60.8%	98.7%	19,320	4.25	62.3%

Total/weighted average – unconsolidated portfolio	21	31.8%	7,580	100.0%	99.2%	$31,023	$4.13	100.0%

(1)	Based on leases commenced as of March 31, 2018.
(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of March 31, 2018, multiplied by 12.
(3)	Excludes total annualized base rent associated with tenants currently in free rent periods of $7.0 million, which excludes free rent related to developments, Redevelopments and Value-Add Acquisitions not stabilized during the three months ended March 31, 2018, based on the first month of cash base rent.
(4)	Includes assets held for sale.
(5)	As of March 31, 2018, our ownership interest in the Miami and Southern California properties was 99.7% and 95.4%, respectively, based on equity ownership weighted by square feet.
(6)	Building was acquired via a sale-leaseback transaction with a short lease that expires on August 31, 2018.
(7)	Percentage owned is based on equity ownership weighted by square feet.
(8)	See Definitions for additional information.
(9)	Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

First Quarter 2018 Supplemental Reporting Package	Page 12

Development Overview
(unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q1-2018	Cumulative Costs at 3/31/2018	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q1 2018
DCT Commerce Center Building C	Miami	8	1	136	100%	$253	$16,209	$16,496	Q2-2017	100%

Projected Stabilized Yield(4)		6.4%

Development Projects in Lease-Up
DCT Stockyards Industrial Center	Chicago	10	1	167	100%	$342	$14,266	$17,071	Q4-2017	38%
DCT Greenwood	Chicago	8	1	140	100%	304	10,073	11,671	Q4-2017	0%
DCT DFW Trade Center	Dallas	10	1	112	100%	1,040	9,328	9,790	Q3-2017	48%
DCT Miller Road	Dallas	17	1	270	100%	773	16,339	16,368	Q3-2017	100%
DCT Summit Distribution Center	Denver	12	1	168	100%	270	12,053	13,856	Q4-2017	0%
DCT Arbor Avenue	Northern California	40	1	796	100%	1,314	44,720	54,085	Q1-2018	0%

	Total	97	6	1,653	100%	$4,043	$106,779	$122,841		23%

Development Projects Under Construction
DCT River West Distribution Center Phase II	Atlanta	60	1	926	100%	$2,916	$7,784	$46,688	Q4-2018	0%
DCT Terrapin Commerce Center Building I	Baltimore/Wash. D.C.	13	1	126	100%	1,644	10,533	14,762	Q2-2018	0%
DCT Terrapin Commerce Center Building II	Baltimore/Wash. D.C.	10	1	94	100%	1,538	7,596	10,900	Q2-2018	0%
2560 White Oak Expansion	Chicago	4	—	54	100%	1,055	2,999	5,014	Q3-2018	100%
DCT Freeport West Building II	Dallas	7	1	111	100%	2,024	4,122	10,496	Q3-2018	0%
DCT Freeport West Building III	Dallas	6	1	83	100%	1,523	3,029	7,962	Q3-2018	0%
DCT Rail Center 225, B	Houston	13	1	222	100%	3,638	10,132	15,650	Q2-2018	100%
DCT Petroport Industrial Park Building I	Houston	12	1	89	100%	2,304	5,512	6,014	Q2-2018	100%
DCT Petroport Industrial Park Building II	Houston	22	1	163	100%	2,897	9,324	10,129	Q2-2018	100%
DCT Commerce Center Building D	Miami	8	1	137	100%	1,316	13,843	15,998	Q2-2018	0%
DCT Commerce Center Building E	Miami	10	1	162	100%	1,866	20,452	20,705	Q2-2018	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%	3,769	15,436	22,080	Q2-2018	0%
Seneca Commerce Center Building IV	Miami	4	1	62	90%	1,141	4,918	8,271	Q3-2018	0%
DCT Midline Commerce Center	New Jersey	34	1	440	100%	6,228	24,398	35,952	Q3-2018	0%
DCT Williams Corporate Center	Northern California	4	1	75	100%	2,834	11,662	14,778	Q2-2018	0%
DCT Airport Distribution Center Building E	Orlando	6	1	102	100%	1,156	2,763	7,484	Q3-2018	0%
DCT Rockline Commerce Center Building I	Pennsylvania	8	1	112	100%	1,558	7,922	9,310	Q2-2018	0%
DCT Rockline Commerce Center Building II	Pennsylvania	17	1	224	100%	2,879	11,058	18,213	Q2-2018	0%
Blair Logistics Center Building A	Seattle	27	1	545	100%	5,716	29,699	49,890	Q3-2018	0%
Hudson Distribution Center	Seattle	15	1	288	100%	1,302	10,101	30,394	Q4-2018	0%

	Total	293	19	4,237	99%	$49,304	$213,283	$360,690		16%

Total Development Projects in Lease-Up and Under Construction		390	25	5,890	98%	$53,347	$320,062	$483,531		18%

Leased Pre-Development
DCT Conewago Commerce Center(5)	Pennsylvania	8	1	100	0%	$—	$—	$7,650	TBD	100%
Total Projects Under Development		398	26	5,990	98%	$53,347	$320,062	$491,181		19%

Projected Stabilized Yield – Projects Under Development(4)		6.8%

Pre-Development
DCT River West Distribution Center Phase III	Atlanta	88			100%	$136	$5,147
Seneca Commerce Center Building II	Miami	11			90%	107	2,906
Seneca Commerce Center Building III	Miami	11			90%	189	2,864
DCT Airport Distribution Center Building F	Orlando	6			100%	24	1,525
DCT Airport Distribution Center Building G	Orlando	11			100%	42	2,442
Blair Logistics Center Building B	Seattle	20			100%	713	14,397
Blair Logistics Storage Yard	Seattle	6			100%	58	3,441
167 Landing Building A	Seattle	13			100%	277	5,024
167 Landing Building B	Seattle	5			100%	100	1,937
601 Monster Road	Seattle	10			100%	346	9,551
DCT Jurupa Logistics Center II	Southern California	5			100%	217	3,250
DCT Fontana West Logistics Center	Southern California	9			100%	7,928	7,928

	Total	195				$10,137	$60,412

(1)	Percentage owned is based on equity ownership weighted by square feet.
(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.
(3)	Percentage leased is computed as of the press release date.
(4)	Yield computed on a GAAP basis including rents on a straight-line basis.
(5)	100% pre-lease executed by DCT for build-to-suit property with the development land acquisition expected to close in 2018. The land is under contract but is not included in our Consolidated Balance Sheets as of March 31, 2018.

First Quarter 2018 Supplemental Reporting Package	Page 13

Redevelopment Overview
(unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q1-2018	Cumulative Costs at 3/31/2018	Projected Investment	Completion Date(2)	Percentage Leased(3)
Redevelopment Projects Under Construction
6550 Hazeltine National Drive	Orlando	7	1	121	100%	$357	$9,838	$10,771	Q2-2018	0%

Projected Stabilized Yield – Projects Under Redevelopment(4)		6.2%

(1)	Percentage owned is based on equity ownership weighted by square feet.
(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.
(3)	Percentage leased is computed as of the press release date.
(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

First Quarter 2018 Supplemental Reporting Package	Page 14

Value-Add Acquisitions Overview
(unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q1-2018	Cumulative Costs at 3/31/2018	Projected Investment	Acquisition Date	Percentage Leased(2)
Value-Add Acquisitions in Lease-Up
1101 Airport Blvd	Chicago	47	1	788	100%	$834	$48,400	$55,213		0%
10000 E 45th Ave	Denver	7	1	146	100%	92	15,881	16,821		62%
17801 E 40th Ave(3)	Denver	4	1	44	100%	0	5,318	5,549		100%
2501 Davis Street	Northern California	2	1	37	100%	7,647	7,647	8,452		100%

Total Value-Add Acquisitions in Lease-Up		60	4	1,015	100%	$8,573	$77,246	$86,035		17%

Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(4)		5.8%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Percentage leased includes a 44,000 square foot lease known move-out expected to occur within 24 months of the acquisition date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

First Quarter 2018 Supplemental Reporting Package	Page 15

Acquisition and Disposition Summary
(unaudited)

For the Three Months Ended March 31, 2018

Month	Property Name	Acquisition Type	Market	Size		Occupancy at Acquisition/ Disposition	Occupancy at March 31, 2018
BUILDING ACQUISITIONS:				(buildings in sq. ft.	)
February	2501 Davis Street	Value-Add Acquisition(1)	Northern California	37,000		100.0%	100.0%

Total YTD Purchase Price – $7.1 million				37,000		100.0%	100.0%

LAND ACQUISITIONS:
February	DCT West Fontana Logistics Center	Pre-Development	Southern California	9.2

Total YTD Land Purchase Price – $7.3 million				9.2 acres

BUILDING DISPOSITIONS:
Consolidated Properties
January	7245 S. Harl Avenue		Phoenix	27,000		100.0%
January	860 Marine Drive		Charlotte(2)	472,000		100.0%
January	Deltapoint Business Park I		Memphis(2)	885,000		100.0%
January	Shelby 5		Memphis(2)	500,000		100.0%
January	4021 Pike Lane		Northern California	38,000		100.0%
February	2827 Peterson Place		Atlanta	12,000		—%

Total YTD Sales Price – $100.9 million				1,934,000		99.4%

(1)	See Definitions and Value-Add Acquisitions Overview for additional information.
(2)	The company exited the Charlotte and Memphis markets upon the disposition of these properties.

First Quarter 2018 Supplemental Reporting Package	Page 16

Indebtedness
(unaudited, dollar amounts in thousands)

As of March 31, 2018

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of March 31, 2018
SENIOR UNSECURED NOTES:
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	$81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums, net of amortization				47
Deferred loan costs, net of amortization				(4,218)

				1,005,829

MORTGAGE NOTES:
Fixed rate secured debt	5.92%	5.84%	October 2018 – August 2025	157,437
Premiums, net of amortization				1,138
Deferred loan costs, net of amortization				(225)

				158,350

BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	2.80%	2.80%	April 2019	264,000
2020 Notes, variable rate(3)	2.90%	2.90%	April 2020	125,000
2022 Notes, fixed rate(4)	2.81%	2.81%	December 2022	200,000
Deferred loan costs, net of amortization				(2,253)

				586,747

Total carrying value of consolidated debt				$1,750,926

Fixed rate debt	4.61%	4.88%		78%
Variable rate debt	2.84%	2.84%		22%

Weighted average interest rate	4.22%	4.43%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)

Stirling Capital Investments (SCLA)	4.24%	4.24%		$51,711

Scheduled Principal Payments of Debt as of March 31, 2018 (excluding premiums and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2018	$81,500	$5,053	$—	$86,553
2019	46,000	51,344	264,000	361,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
2027	—	—	—	—
Thereafter	80,000	—	—	80,000

Total	$1,010,000	$157,437	$589,000	$1,756,437

(1)	Effective interest rate includes direct hedging costs and mark-to-market adjustments.
(2)	The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $134.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of March 31, 2018.
(3)	The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.
(4)	The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, based on our public debt credit rating. Based on the amendment to our senior unsecured term loan in December 2017, our margin ranges between 0.90% and 1.75% per annum. Based on our current public debt credit rating, this results in a fixed rate of 2.81%.
(5)	Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

First Quarter 2018 Supplemental Reporting Package	Page 17

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio
(unaudited, amounts in thousands, except per share data)

Capitalization at March 31, 2018

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	94,075	$56.34	$5,300,186
Operating partnership units outstanding(2)	3,241	$56.34	182,598

Total equity market capitalization			5,482,784

Consolidated debt, excluding deferred loan costs of $6.7 million			1,757,622
Less: Noncontrolling interests’ share of consolidated debt(3)			6,469
Proportionate share of debt related to unconsolidated joint ventures(4)			51,711

DCT share of total debt			1,815,802

Total market capitalization			$7,298,586

DCT share of total debt to total market capitalization			24.9%

Common Stock Dividend Yield

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Dividend declared per common share	$0.36	$0.36	$0.31	$0.31	$0.31
Price per share	$56.34	$58.78	$57.92	$53.44	$48.12
Dividend yield – annualized	2.6%	2.4%	2.1%	2.3%	2.6%

Fixed Charge Coverage Ratio

	For the Three Months Ended March 31,
	2018	2017
Consolidated net income of DCT Industrial Trust Inc.	$50,942	$15,789
Interest expense	16,050	16,755
Proportionate share of interest expense from unconsolidated joint ventures(4)	532	271
Real estate related depreciation and amortization	41,232	41,605
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(4)	1,216	1,223
Income tax expense and other taxes	81	134
Impairment loss on land	371	—
Non-FFO gain on dispositions of real estate interests	(32,190)	(26)

EBITDAre(5)	78,234	75,751
Stock-based compensation	1,569	1,426

Adjusted EBITDA	$79,803	$77,177

CALCULATION OF FIXED CHARGES:
Interest expense	$16,050	$16,755
Capitalized interest	4,153	2,685
Amortization of loan costs and debt premium/discount	(509)	(216)
Other non-cash interest expense	(1,023)	(1,053)
Proportionate share of interest expense from unconsolidated joint ventures(4)	532	271

Total fixed charges	$19,203	$18,442

Fixed charge coverage ratio	4.2x	4.2x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of March 31, 2018.
(2)	Operating partnership unit per share price is based on the per share closing price of DCT’s common stock.
(3)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.
(4)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.
(5)	EBITDAre as defined by the National Association of Real Estate Investment Trusts (Nareit).

First Quarter 2018 Supplemental Reporting Package	Page 18

Debt Covenants and Credit Ratings
(unaudited)

Debt Covenant Summary as of March 31, 2018

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.7%
Fixed charge coverage ratio	> 1.5 x	3.82 x
Secured debt leverage ratio	< 45%	5.2%
Unencumbered assets to unsecured debt	> 1.67 x	2.57 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	31.8%
Fixed charge coverage ratio	> 1.5 x	3.83 x
Secured debt leverage ratio	< 35%	3.6%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.6%
Fixed charge coverage ratio	> 1.5 x	4.07 x
Secured debt leverage ratio	< 40%	3.2%
Unencumbered assets to unsecured debt	> 1.50 x	2.73 x

Credit Ratings

Agency	Rating
Moody’s	Baa2 (Stable)
Standard & Poor’s	BBB (Stable)

(1)	Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

First Quarter 2018 Supplemental Reporting Package	Page 19

Investment in Unconsolidated Joint Ventures Summary
(unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Three Months Ended March 31, 2018
	JP Morgan	Stirling Capital Investments
Total rental revenues	$6,439	$4,638
Rental expenses and real estate taxes	(1,587)	(676)
Depreciation and amortization	(2,077)	(1,601)
General and administrative expense	(190)	(585)

Operating income	2,585	1,776
Interest expense	—	(1,258)
Interest and other expense	(7)	—

Net income	$2,578	$518

Other Data:
Number of properties	13	8
Square feet (in thousands)	4,605	2,975
Occupancy	98.7%	99.9%
DCT ownership(1)	20.0%	50.0%(2)

Balance Sheet

	As of March 31, 2018
	JP Morgan	Stirling Capital Investments
Total investment in properties	$271,508	$147,929
Accumulated depreciation and amortization	(80,412)	(39,354)

Net investment in properties	191,096	108,575
Cash, cash equivalents and restricted cash	3,053	1,751
Other assets	4,446	3,051

Total assets	198,595	113,377

Other liabilities	5,018	1,257
Secure debt maturities – 2019	—	60,166 (3)
Secure debt maturities – 2021	—	6,604 (4)
Secure debt maturities – thereafter	—	42,449 (5)

Total secured debt	—	109,219

Total liabilities	5,018	110,476
Partners or members’ capital	193,577	2,901

Total liabilities and partners or members’ capital	$198,595	$113,377

(1)	See Definitions for additional information.
(2)	Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.
(3)	$60.3 million of debt, excluding $0.1 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%.
(4)	$6.6 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.
(5)	$29.7 million of debt, excluding $0.5 million of deferred loan costs, requires principal and interest payments through May 2024 and has a fixed interest rate of 4.6%. $13.4 million of debt, excluding $0.2 million of deferred loan costs, requires principal and interest payments through July 2024 and has a variable interest rate of LIBOR plus 2.5%.

First Quarter 2018 Supplemental Reporting Package	Page 20

Definitions

Adjusted EBITDA:

Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:

Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:

Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:

Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease (holdover payments are excluded). If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then we use the second year’s base rent payment compared to the base rent of the last regular monthly base rent payment due prior to the termination of the lease (holdover payments on the preceding lease are excluded from the calculation). All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.

Cash Net Operating Income (“Cash NOI”):

We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:

See definition within Cash Net Operating Income above.

Due Diligence Capital:

Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

EBITDAre:

In conformance with the National Association of Real Estate Investment Trusts (“Nareit”) definition that was issued via a white paper in September 2017, the Company has adopted the Nareit definition of EBITDAre. This definition of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) is defined as consolidated net income of DCT Industrial, Inc., excluding gains or losses from sales of depreciable real estate property and impairments of depreciated assets including in unconsolidated investments caused by a decrease in value of depreciated property, plus interest, income taxes, depreciation and amortization. All adjustments as described above also reflect the Company’s share of EBITDAre in unconsolidated investments.

Effective Interest Rate:

Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:

We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by Nareit, to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

Nareit developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;
•	Subtract gains from dispositions of real estate held for investment purposes;
•	Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Nareit’s definition of FFO is subject to interpretation, and modifications to the Nareit definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:

Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:

United States generally accepted accounting principles.

Land Held:

Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:

Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

First Quarter 2018 Supplemental Reporting Package	Page 21

Definitions
(continued)

Net Operating Income (“NOI”):

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty gains, gain on dispositions of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$48,823	$14,959
Net income attributable to noncontrolling interests	2,119	830
Income tax expense and other taxes	81	134
Impairment loss on land	371	—
Interest and other (income) expense	(34)	5
Interest expense	16,050	16,755
Equity in earnings of unconsolidated joint ventures, net	(1,077)	(1,516)
General and administrative expense	7,464	7,192
Real estate related depreciation and amortization	41,232	41,605
Gain on dispositions of real estate interests	(32,190)	(26)
Casualty loss (gain)	5	(270)
Institutional capital management and other fees	(384)	(472)

Total NOI	$82,460	$79,196

Quarterly Same-Store Portfolio NOI:
Total NOI	$82,460	$79,196
Less NOI – non-same-store properties	(6,002)	(4,617)
Less revenue from lease terminations	(263)	(502)
Add early termination straight-line rent adjustment	49	17

NOI, excluding revenue from lease terminations	76,244	74,094
Less straight-line rents, net of related bad debt expense	(783)	(2,975)
Less amortization of above/(below) market rents	(555)	(745)

Cash NOI, excluding revenue from lease terminations	$74,906	$70,374

Operating Portfolio:

Includes all consolidated stabilized properties. Developments, Redevelopments and Value-Add Acquisitions are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

First Quarter 2018 Supplemental Reporting Package	Page 22

Definitions
(continued)

Proforma Cash NOI:

DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company. The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended March 31, 2018
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$48,823
Net income attributable to noncontrolling interests	2,119
Income tax expense and other taxes	81
Impairment loss on land	371
Interest and other income	(34)
Interest expense	16,050
Equity in earnings of unconsolidated joint ventures, net	(1,077)
General and administrative expense	7,464
Real estate related depreciation and amortization	41,232
Gain on dispositions of real estate interests	(32,190)
Institutional capital management and other fees	(384)

Total NOI	82,460
Less:
Revenue from lease terminations	(343)
Straight-line rents, net of related bad debt expense	(1,632)
Net amortization of below market rents	(740)

Cash NOI, excluding revenue from lease terminations	79,745
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	2,952
Proportionate share of Cash NOI relating to noncontrolling interests	(646)

Cash NOI attributable to common stockholders	82,051

NOI adjustments to normalize Cash NOI:
Free rent	2,121
Partial quarter adjustment for properties disposed	(191)
Partial quarter adjustment for development properties stabilized	51
Value-add acquisitions not yet placed into operating portfolio	(6)
Development properties not yet placed into operating portfolio	(311)

NOI adjustments, net	1,664

Proforma Cash NOI	$83,715

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:

An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:

Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Developments, Redevelopments and Value-Add Acquisitions.

Purchase Price:

Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:

Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties’ use and/or enhance its functionality.

Retention:

Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

First Quarter 2018 Supplemental Reporting Package	Page 23

Definitions
(continued)

Sales Price:

Contractual price of real estate sold.

Same-Store:

Annual Same-Store Portfolio:

Includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2017. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Quarterly Same-Store Portfolio:

Includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2017. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Same-Store NOI Growth:

Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period’s same-store properties’ NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:

The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of December 31, 2017	65,114
Dispositions	(1,934)
Value-add acquisitions, developments and redevelopments stabilized and placed into operating portfolio	136

Total operating portfolio square feet including assets held for sale as of March 31, 2018	63,316

Total projects under development square feet as of December 31, 2017	5,923
Construction starts	103
Developments stabilized and placed into operating portfolio	(136)

Total projects under development square feet as of March 31, 2018	5,890

Total projects under redevelopment square feet as of December 31, 2017 and March 31, 2018	121

Total value-add acquisitions square feet as of December 31, 2017	977
Acquisitions	37
Miscellaneous	1

Total value-add acquisitions square feet as of March 31, 2018	1,015

Stabilized:

Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-construction completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date; or

•	If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

First Quarter 2018 Supplemental Reporting Package	Page 24

Definitions
(continued)

Stock-based Compensation Amortization Expense:

Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award’s fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:

Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space (holdover payments are excluded). All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Turnover Costs:

Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

Unconsolidated Joint Ventures:

We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:

Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition; or

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.

Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

First Quarter 2018 Supplemental Reporting Package	Page 25